Exhibit 3.1

State of Indiana

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

DUKE REALTY CORPORATION

I, Connie Lawson, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation has been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Monday, February 25, 2013.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, February 25, 2013
/s/ Connie Lawson
CONNIE LAWSON, SECRETARY OF STATE

1992030703 / 2013022500264

RECEIVED 02/25/2013 09:53 AM

APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
2/25/2013 9:59 AM

ARTICLES OF AMENDMENT

Formed pursuant to the provisions of the Indiana Business Corporation Law.

ENTITY NAME

DUKE REALTY CORPORATION

Creation Date: 3/12/1992

600 E 96TH ST STE 100, INDIANAPOLIS, IN 46240

REGISTERED OFFICE AND AGENT

CT CORPORATION SYSTEM

251 E. OHIO STREET, SUITE 1100, INDIANAPOLIS, IN 46204

OFFICERS AND BOARD OF DIRECTORS

ANN C. DEE

Secretary

600 E 96TH ST STE 100, INDPLS, IN 46240

DENNIS D. OKLAK

CEO

600 E 96TH ST STE 100, INDPLAS, IN 46240

GENERAL INFORMATION

Adoption Date:	2/25/2013
Effective Date:	2/25/2013
Electronic Signature:	ANN C. DEE
Signator’s Title:	SVP, GC & CORPORATE SECRETARY

Transaction Id TA13022500062	Control Number 1992030703 / DCN 2013022586838

MANNER AND ADOPTION OF VOTE

SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

ADDITIONAL ARTICLES

THE FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DUKE REALTY CORPORATION, AS AMENDED, IS HEREBY AMENDED AS FOLLOWS:

(A) DELETE EXHIBIT F; AND

(B) DE-DESIGNATE THE SERIES OF PREFERRED SHARES THAT WAS DESIGNATED AS SERIES O PREFERRED SHARES.

Transaction Id TA13022500062	Control Number 1992030703 / DCN 2013022586838